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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 2,000,000 common shares pertaining to the Xpedior Incorporated Employee Stock Purchase Plan of our report dated February 8, 2000, with respect to the consolidated financial statements of Xpedior Incorporated included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP



Houston, Texas
September 27, 2000